UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

Ethema Health Corporation

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300 Toronto, Ontario, Canada M2M 4E7
(Address of principal executive offices)

(416) 222-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 26, 2017 the Company repaid Labrys Fund LP $112,724.38 US, retiring a convertible note (the "Note") payable to Labrys Fund LLP. The Note was issued on February 2, 2017, in the principal amount of USD$110,000.00, bearing annual interest at 8% and maturing on August 2, 2017. In connection with the payoff of the Note, Labrys returned 1,200,000 shares of common stock of the Company which were being held by the lender in escrow. The escrowed shares were returned to treasury.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 19, 2017, Eileen Greene (“Greene”), wife of CEO Shawn Greene, advanced four hundred thousand and 00/100 Canadian dollars ($400,000.00 CDN) to Ethema Health Corporation (the “Company”) as a short term loan. The loan is interest free and there are no fixed terms of repayment. The funds were used for working capital purposes and to repay corporate debt. The Company expects to repay this loan from proceeds of a mortgage refinancing that it intends to complete on its Canadian property in the very near future. On May 23, 2017 the Company sold a 25% share of a $700,000 CDN second mortgage that is registered against the Company's Canadian property to Yonge - McNairn Corporation Limited for net proceeds of $147,620.27. Yonge - McNairn Corporation Limited already owned 50% of the mortgage.

Item 3.02 Unregistered Sales of Equity Securities.

On May 31, 2017 the Company settled a Consultant invoice of $5,000 US with the issuance of 100,000 restricted shares of Company common stock at the rate of $0.05 per share. The shares have been issued.

In making the Consultant Issuance, Consultant made representations to the Company that he individually met the accredited investor definition of Rule 501 of the Securities Act, and the Company relied on such representations. The Consultant Issuance were offered and sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act, as provided in Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

The Consultant Issuance was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Consultant in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

[signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2017

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: CEO